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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  December 12, 1997
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                            LXR BIOTECHNOLOGY, INC.
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             (Exact name of Registrant as specified in its charter)


                DELAWARE                 1-12968             68-0282856
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    (State or other jurisdiction       (Commission          (IRS Employer
            of incorporation)          File Number)       Identification No.)


1401 MARINA WAY SOUTH, RICHMOND, CALIFORNIA                     94804
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  (Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code:  (510) 412-9100
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

        On December 12, 1997, LXR Biotechnology, Inc. ("LXR" or the "Company") closed a private placement of 3,428,572 shares of its common stock (the "Shares") at $1.75 per share, resulting in gross proceeds of approximately $6 million. The net proceeds, expected to be approximately $5.5 million, are to be used by LXR for research and development and for general working capital.

        The Shares were offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") thereunder. The Shares were also offered and sold in reliance upon exemptions from registration or qualification under certain state securities laws. The Company has agreed to file a registration statement to cover resales by the purchaser of the Shares.









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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)    Exhibits

          10.1 Subscription Agreement dated December 12, 1997 between the Company and Grace Brothers Limited

          99.1   Press Release Issued by the Company on December 12, 1996














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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LXR BIOTECHNOLOGY INC.

Date:  December 15, 1997           By:    /s/ L. David Tomei
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                                         L. David Tomei, Chief Executive Officer























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                                  EXHIBIT INDEX


Exhibit
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  10.1      Subscription Agreement dated December 12, 1997 between The Company and Grace Brothers Limited

  99.1      Press Release Issued by the Company on December 12, 1996
















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